RULE 10f-3 REPORT FORM

Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of PortfolioSeries Neuberger Berman Advisers Management
Trust Balanced Portfolio

2.	Name of Issuer China Life Insurance Company Limited

3.	Date of Purchase December 12, 2003

4.	Underwriter from whom purchased Credit Suisse First Boston

5.	Affiliated Underwriter managing or participating in
underwriting syndicate  Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates members attached?
Yes  	No

7.	Aggregate principal amount of purchase by all investment
companies advised by the
       Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase 225,000 shares

8.	Aggregate principal amount of offering 161,764,700 shares

9.	Purchase price net of fees and expenses 18.68

10.	Date offering commenced: December 12, 2003

11.	Offering price at close of first day on which any sales were
	made 18.68

12.	Commission, spread or profit 3.50 0.6538 share



13.
Have the following conditions been satisfied 	Yes 	No

a.
The securities are

part of an issue registered under the SecuritiesAct of 1933 which
is being offered to the public			X	____

part of an issue of Government Securities	____ 	____

Eligible Municipal Securities			____	____

sold in an Eligible Foreign Offering or		____	____

sold in an Eligible Rule 144A offering?		____	____

See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.


b.
1 The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
issuer OR					X	____

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
which the rights offering terminates		____	____


c.
The underwriting was a firm commitment underwriting
						X	____

d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)
  						X	____

e.
The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years.	X	____


f.
1 The amount of the securities, other than those sold in
an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal
amount of the offering OR			X	____

2 If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of

i	The principal amount of the offering of such class sold
by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus

ii	The principal amount of the offering of such class in
any concurrent pubic offering			____	____

g.
1 No affiliated underwriter of the Fund was a direct or
indirect participant in or beneficiary of the sale OR
						X	____

2 With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to
the account of an affiliated underwriter	____	____


h.
Information has or will be timely supplied to the
appropriate officer of the Fund for inclusion on SEC Form N-
SAR and quarterly reports to the Board?		X	____


Approved:		Date:



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